UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2010

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the Nominating and Governance Committee of the Board of Directors (the “Board”) of Churchill Downs Incorporated (the “Company”) acknowledged that J. David Grissom and James F. McDonald will both be at least seventy years of age on the date of the Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”). Under the mandatory retirement age policy in the Company’s Corporate Governance Guidelines, a person may not serve as a director of the Company unless such person is under seventy years of age at the time of such person’s election as director. Pursuant to the Corporate Governance Guidelines, the Board may, upon the recommendation of the Nominating and Governance Committee, waive the effective date of mandatory retirement with respect to any person.

Prior to the consideration of a waiver of the effective date of the mandatory retirement age for Mr. Grissom, Mr. Grissom expressed to the Board his desire not to be considered for such waiver. On March 11, 2010, the Board accepted Mr. Grissom’s decision not to be considered for a waiver of the effective date of the mandatory retirement age and confirmed that Mr. Grissom will not stand for re-election at the Annual Meeting. The Board expressed its appreciation and gratitude for Mr. Grissom’s over thirty (30) years of exceptional leadership as a director of the Company. As discussed under Item 5.03 below, effective on the date of the Annual Meeting, the size of the Board will be decreased from thirteen to twelve directors, with the Board being comprised of four Class I Directors, four Class II Directors and four Class III Directors.

With regard to Mr. McDonald, upon the recommendation of the Nominating and Governance Committee, the Board concluded that Mr. McDonald’s experience and skill sets advance the strategic goals of the Company related to technology and that the Company would benefit from his continued service as a director. On March 11, 2010, upon the recommendation of the Nominating and Governance Committee, the Board waived the effective date of the mandatory retirement age for Mr. McDonald, who will stand for re-election at the Annual Meeting as a Class II Director.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2010, the Board voted to approve an amendment (the “Bylaw Amendment”) to Article III, Section 2 of the Amended and Restated Bylaws of the Company, effective immediately. The Bylaw Amendment (i) decreased the size of the Board from thirteen to twelve directors and (ii) provided that the Board be comprised of four Class I Directors, four Class II Directors and four Class III Directors, in each case effective on the date of the Annual Meeting.

A copy of the Amended and Restated Bylaws of the Company, including the Bylaw Amendment, is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective March 11, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

March 15, 2010	By:	/s/ Rebecca C. Reed
Rebecca C. Reed
Senior Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Churchill Downs Incorporated, effective March 11, 2010.